NEWS RELEASE

FOR IMMEDIATE RELEASE	Stock Symbol: BFSB
January 22, 2010	Traded on Nasdaq Global Market

CONTACTS:
Richard A. Kielty	Ralph Walther
President and	Vice President and
Chief Executive Officer	Chief Financial Officer
(718) 855-8500	(718) 855-8500

BROOKLYN FEDERAL BANCORP, INC. ANNOUNCES
A QUARTERLY CASH DIVIDEND OF $0.11 PER SHARE

BROOKLYN, N.Y. – January 22, 2010 – On January 19, 2010, the Board of Directors of Brooklyn Federal Bancorp, Inc. (Nasdaq Global Market: BFSB), the parent company of Brooklyn Federal Savings Bank, approved a cash dividend of $0.11 per share of common stock. The dividend will be paid on February 26, 2010 to stockholders of record as of the close of business on February 12, 2010.

BFS Bancorp, MHC, the federally chartered mutual holding company parent of Brooklyn Federal Bancorp, Inc., has waived its right to receive the dividend.